As filed with the Securities and Exchange Commission on August 10, 2009

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

LECG CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	81-0569994
(State of incorporation)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 600
Emeryville, California  94608
(510) 985-6700

(Address, including zip code, of Registrant’s principal executive offices)

2003 STOCK OPTION PLAN

(As Amended and Restated as of February 6, 2008)

(Full title of the plan)

Michael J. Jeffery

Chief Executive Officer
LECG Corporation
2000 Powell Street
Emeryville, California  94608
(510) 985-6700

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Brad Rock, Esq.

DLA Piper US LLP
2000 University Avenue
East Palo Alto, CA 94304-2214
(650) 833-2111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value: Reserved for future issuance under the 2003 Stock Option Plan(1)	1,022,000 shares (2)	$3.92	(3)	$4,006,240	(3)	$223.55

(1)     The securities to be registered include options and rights to acquire the common stock of LECG Corporation.

(2)     Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 5, 2009.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2003 Stock Option Plan (the “Plan”), as amended and restated as of February 6, 2008.  The Registrant previously filed Registration Statements on Form S-8 with the Securities and Exchange Commission on (i) December 5, 2003 (File No. 333-110973), (ii) February 16, 2005 (File No. 333-122861), (iii) March 10, 2006 (File No. 333-132329) and (iv) August 11, 2008 (File No. 333-152920) relating to the Plan (collectively, the “Previous S-8s”).  In accordance with General Instruction E to Form S-8, the contents of the Previous S-8s are hereby incorporated by reference into this Registration Statement (including all periodic reports of the Registrant that were filed subsequent to the Previous S-8s and which are incorporated by reference into such Previous S-8s).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit
Number

5.1	Opinion of DLA Piper US LLP

10.48(1)	2003 Stock Option Plan, as Amended and Restated as of February 6, 2008

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (Included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1) Incorporated herein by reference to Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on August 10, 2009.

LECG CORPORATION

By:	/s/ Steven R. Fife
Steven R. Fife
Chief Financial Officer

POWER OF ATTORNEY

The officers and directors of LECG Corporation, whose signatures appear below, hereby constitute and appoint Michael J. Jeffery and Steven R. Fife, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Garrett F. Bouton	Chairman of the Board of Directors	August 10, 2009
Garrett F. Bouton

/s/ David J. Teece	Vice Chairman of the Board of Directors	August 10, 2009
David J. Teece

/s/ Michael J. Jeffery	Chief Executive Officer	August 10, 2009
Michael J. Jeffery	(Principal Executive Officer)

/s/ Steven R. Fife	Chief Financial Officer	August 10, 2009
Steven R. Fife	(Principal Financial Officer, Principal Accounting Officer)

/s/ Richard Boulton	Director	August 10, 2009
Richard Boulton

/s/ Alison Davis	Director	August 10, 2009
Alison Davis

/s/ William W. Liebeck	Director	August 10, 2009
William W. Liebeck

/s/ Ruth M. Richardson	Director	August 10, 2009
Ruth M. Richardson

/s/ William J. Spencer	Director	August 10, 2009
William J. Spencer

INDEX TO EXHIBITS

Exhibit
Number

5.1	Opinion of DLA Piper US LLP

10.48(1)	2003 Stock Option Plan as Amended and Restated as of February 6, 2008

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (Included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

(1) Incorporated herein by reference to Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.